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                                                                     Exhibit 8.2


                             [Date to be inserted]


Alliance Entertainment Corp.
4250 Coral Ridge Drive
Coral Springs, Florida 33065

Ladies and Gentlemen:

     We have acted as counsel to Alliance Entertainment Corp., a Delaware corporation (the "Corporation"), in connection with the proposed merger (the "Merger") of the Corporation with and into Alligator Acquisition, LLC, a Delaware limited liability company ("Merger Sub"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of November 18, 2004, by and among Source Interlink Companies, Inc., a Missouri corporation and the sole and direct owner of Merger Sub ("Source Interlink"), Merger Sub and the Corporation. The Merger is described in the Registration Statement on Form S-4 (File No. 333-[____]) (the "Registration Statement") of Source Interlink, which includes the proxy statement/prospectus relating to the Merger (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Act"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by the Corporation, Source Interlink and Merger Sub in the Agreement or the Proxy Statement/Prospectus and (iii) that any such statements, representations or warranties made "to the knowledge" or based on the

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belief or intention of the Corporation, Source Interlink and Merger Sub or
similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, as if made without such qualification.

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the caption "The Merger--Material U.S. Federal Income Tax Consequences," insofar as it relates to matters of United States federal income tax law, and subject to the limitations and qualifications contained therein, is accurate in all material respects. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences described therein, or that contrary positions may not be taken by the Internal Revenue Service or, if challenged, by a court. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon. No opinion is expressed on matters other than those specifically referred to herein.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,





                                        MUNGER, TOLLES & OLSON LLP